As filed with the Securities and Exchange Commission on November 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-5292553 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of Principal Executive Offices)	75254 (Zip Code)

Ashford Inc.
2014 Incentive Plan
(Full title of the plan)

David A. Brooks
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(972) 490-9600
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Muriel C. McFarling
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4461

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share	420,000 shares	$54.00	$22,680,000	$2,635.42

(1)         Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from common stock splits, common stock dividends or similar transactions.

(2)         Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, based on the average of the high and low prices of the common stock, trading on a when-issued basis, as reported on the NYSE MKT LLC on November 12, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We hereby incorporate by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)           our registration statement, filed with the Commission on Form 10 on April 7, 2014, as amended by an Amendment No. 1 to Form 10 filed with the Commission on May 14, 2014, as further amended by an Amendment No. 2 to Form 10 filed with the Commission on July 2, 2014, as further amended by an Amendment No. 3 to Form 10 filed with the Commission on August 4, 2014, as further amended by an Amendment No. 4 to Form 10 filed with the Commission on August 15, 2014, as further amended by an Amendment No. 5 to Form 10 filed with the Commission on September 11, 2014, as further amended by an Amendment No. 6 to Form 10 filed with the Commission on October 3, 2014, and as further amended by Amendment No. 7 to Form 10 filed with the Commission on October 30, 2014;

(b)           our prospectus, filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act on October 10, 2014, as supplemented by the prospectus supplement, filed with the Commission pursuant to Rule 424(b)(3) on October 28, 2014, in connection with our registration statement filed with the Commission on Form S-4 on July 2, 2014, as amended by an Amendment No. 1 to Form S-4 filed with the Commission on August 4, 2014, as further amended by an Amendment No. 2 to Form S-4 filed with the Commission on August 15, 2014, as further amended by an Amendment No. 3 to Form S-4 filed with the Commission on September 11, 2014, and as further amended by an Amendment No. 4 to Form S-4 filed with the Commission on October 3, 2014 (File No. 333- 197191) (the “Form S-4”);

(c)           our Current Reports, filed with the Commission on Form 8-K on November 6, 2014 and November 10, 2014; and

(d)           the description of our common stock, par value $.01 per share, contained in the Form S-4.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the registration statement have been sold or that deregisters all securities remaining unsold at the time of the amendment. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

In this registration statement and each prospectus supplement relating hereto, unless otherwise specified, the terms “we,” “us,” “our” and “our company” refer to Ashford Inc. and its consolidated subsidiaries.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the shares of common stock to be issued pursuant to this registration statement will be passed upon for registrant by Andrews Kurth LLP.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify and advance expenses to any current or former director, officer or employee or agent against expenses, judgments, fines and amounts paid in settlement and actually and reasonably incurred in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our company’s certificate of incorporation provides that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of our Company or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by us to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended and will be entitled to have their expenses advanced in any such proceeding to the fullest extent permitted by the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of our certificate of incorporation, provisions of our bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to our employees or agents.

We have entered into indemnification agreements with our directors and executive officers that obligate us to indemnify our directors and executive officers and advance expenses as described above.

The advisory agreements between us and Ashford Hospitality Prime, Inc. (“Ashford Prime”) and between us and Ashford Hospitality Trust, Inc. (“Ashford Trust”) provide for indemnification by us of Ashford Prime and Ashford Trust and their respective directors, officers and employees and indemnification by Ashford Prime and Ashford Trust of us and our directors, officers and employees for certain liabilities.  The amount of these indemnity obligations is unlimited.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Ashford Inc. pursuant to the foregoing provisions, Ashford Inc. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit	Description
4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of Amendment No. 6 of Form 10, filed on October 3, 2014)

5.1	Opinion of Andrews Kurth LLP

10.1	2014 Incentive Plan of Ashford Inc.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included in the signature page to this registration statement)

Item 9. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 13th day of November, 2014.

Ashford Inc.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Montgomery J. Bennett, David A. Brooks and Deric S. Eubanks, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre-effective and post-effective amendments to this registration statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Monty J. Bennett	Chairman of the Board of Directors and Chief	November 13, 2014
Monty J. Bennett	Executive Officer (Principal Executive Officer)

/s/ Deric S. Eubanks	Chief Financial Officer (Principal Financial Officer)	November 13, 2014
Deric S. Eubanks

/s/ Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	November 13, 2014
Mark L. Nunneley

/s/ Dinesh P. Chandiramani	Director	November 13, 2014
Dinesh P. Chandiramani

/s/ Darrell T. Hail	Director	November 13, 2014
Darrell T. Hail

/s/ J. Robison Hays, III	Director	November 13, 2014
J. Robison Hays, III

/s/ John Mauldin	Director	November 13, 2014
John Mauldin

/s/ Gerald J. Reihsen, III	Director	November 13, 2014
Gerald J. Reihsen, III

/s/ Brian Wheeler	Director	November 13, 2014
Brian Wheeler

EXHIBIT INDEX

Exhibit	Description
4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of Amendment No. 6 of Form 10, filed on October 3, 2014)

5.1	Opinion of Andrews Kurth LLP

10.1	2014 Incentive Plan of Ashford Inc.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included in the signature page to this registration statement)